Mannatech Reports First Quarter 2020 Financial Results

(FLOWER MOUND, Texas) May 12, 2020 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2020.

Quarter End Results

First quarter net sales for 2020 were $36.6 million, a decrease of $1.4 million, or 3.6%, as compared to $38.0 million in the first quarter of 2019. Income from operations increased to $2.0 million for the first quarter 2020, from $1.1 million in the same period in 2019.

Net income was $2.8 million, or $1.15 per diluted share, for the first quarter 2020, as compared to a net income of $0.7 million, or $0.28 per diluted share, for the first quarter 2019.

Gross profit as a percentage of sales improved to 80.9% for the three months ended March 31, 2020, as compared to 80.4% for the same period in 2019.

Commission and incentives as a percentage of net sales was 40.7% for the three months ended March 31, 2020, as compared to 40.0% for the same period in the prior year.

For the three months ended March 31, 2020, overall selling and administrative expenses decreased by $0.7 million to $6.9 million, as compared to $7.6 million for the same period in 2019. The decrease in selling and administrative expenses were due to a $0.7 million decrease in payroll costs.

For the three months ended March 31, 2020, other operating costs decreased by $0.8 million to $5.3 million, as compared to $6.1 million for the same period in 2019 primarily due to a $0.3 million decrease in office expenses, a $0.3 million decrease in legal and consulting fees and a $0.2 million decrease in travel and entertainment.

For the three months ended March 31, 2020, taxes were a $0.9 million benefit, compared to the same period in the prior year, which had a $0.3 million provision. The effective tax rate for the three months ended March 31, 2020 was different from the federal statutory rate due primarily to the $1.2 million benefit recorded in connection with the carryback of U.S. net operating losses as allowed by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted March 27, 2020. The effective tax rate for the three months ended March 31, 2019 was different from the federal statutory rate due primarily to the associated valuation allowance recorded on losses in certain jurisdictions.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of March 31, 2020 and 2019 were approximately 166,000 and 203,000, respectively. As the novel coronavirus ("COVID-19") spread into our markets, recruiting decreased 8.2% in the first quarter of 2020 as compared to the first quarter of 2019. The number of new independent associate and preferred customer positions in the company’s network for the first quarter of 2020 was approximately 18,687 as compared to 20,363 in 2019.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	March 31, 2020 (unaudited)	December 31, 2019
Cash and cash equivalents	$24,489	$24,762
Restricted cash	943	943
Accounts receivable, net of allowance of $717 and $708 in 2020 and 2019, respectively	271	955
Income tax receivable	1,243	220
Inventories, net	11,545	10,152
Prepaid expenses and other current assets	2,947	2,239
Deferred commissions	1,789	1,758
Total current assets	43,227	41,029
Property and equipment, net	4,871	5,261
Construction in progress	973	865
Long-term restricted cash	4,993	5,295
Other assets	9,634	9,592
Long-term deferred tax assets, net	1,013	881
Total assets	$64,711	$62,923
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$80	$87
Accounts payable	4,929	3,526
Accrued expenses	6,573	8,209
Commissions and incentives payable	10,233	9,728
Taxes payable	1,944	2,187
Current notes payable	1,039	739
Deferred revenue	5,223	4,416
Total current liabilities	30,021	28,892
Finance leases, excluding current portion	187	176
Deferred tax liabilities	3	3
Long-term notes payable	228	363
Other long-term liabilities	5,937	6,214
Total liabilities	36,376	35,648

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,389,206 shares outstanding as of March 31, 2020 and 2,742,857 shares issued and 2,381,131 shares outstanding as of December 31, 2019	—	—
Additional paid-in capital	34,063	34,143
Retained earnings (accumulated deficit)	1,797	(690)
Accumulated other comprehensive income	2,123	3,757
Treasury stock, at average cost, 353,651 shares as of March 31, 2020 and 361,726 shares as of December 31, 2019	(9,648)	(9,935)
Total shareholders’ equity	28,335	27,275
Total liabilities and shareholders’ equity	$64,711	$62,923

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	For the three months ended March 31,
	2020	2019
Net sales	$36,605	$37,973
Cost of sales	7,008	7,427
Gross profit	29,597	30,546
Operating expenses:
Commissions and incentives	14,889	15,199
Selling and administrative expenses	6,855	7,576
Depreciation and amortization expense	520	528
Other operating costs	5,322	6,123
Total operating expenses	27,586	29,426
Income from operations	2,011	1,120
Interest income (expense), net	50	(95)
Other (expense) income, net	(208)	4
Income before income taxes	1,853	1,029
Income tax (provision) benefit	934	(341)
Net income	$2,787	$688
Earnings per common share:
Basic	$1.17	$0.29
Diluted	$1.15	$0.28
Weighted-average common shares outstanding:
Basic	2,391	2,396
Diluted	2,415	2,462

Non-GAAP Financial Measures (Sales, Gross Profit and Income From Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles first quarter 2020 constant dollar sales to GAAP sales.

	Sales - Q1 2020
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	Constant $ Change
Americas	$11.7	$11.9	$0.2
Asia Pacific	21.4	22.8	1.4
EMEA	3.5	3.3	(0.2)
Total	$36.6	$38.0	$1.4

The table below reconciles first quarter 2020 constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations.

	March 31, 2020		March 31, 2019	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$36.6	$37.8	$38.0	$(0.2)	(0.5)%
Product	35.9	37.0	37.2	(0.2)	(0.5)%
Pack and associate fees	0.5	0.5	0.6	(0.1)	(16.7)%
Other	0.2	0.2	0.2	—	—%
Gross profit	29.6	30.5	30.5	—	—%
Income from operations	2.0	2.3	1.1	1.2	109.1%